AGREEMENT

                                   BY AND AMONG

                                 CAPCO ENERGY, INC.,

                                 METEOR STORES, INC.,

                               METEOR INDUSTRIES, INC.

                               THE SOLE SHAREHOLDER OF

                                 METEOR STORES, INC.

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                                   AGREEMENT

     AGREEMENT, made this 31st day of December, 1999, by and among Capco Energy, Inc., a Colorado corporation ("Purchaser"), Meteor Stores, Inc. ("MSI" or the "Company"), a New Mexico corporation, and Meteor Industries, Inc., the sole shareholder of MSI ("Shareholder").

     WHEREAS, Purchaser desires to acquire all of the issued and outstanding stock of MSI, held by the Shareholder (the "Common Stock"), in exchange for the consideration and upon the terms described herein (the "Purchase"); and

     WHEREAS, the Shareholder desires to sell all of the outstanding Common Stock of the Company; and

     WHEREAS, Purchaser, the Company and Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Purchase and also desire to prescribe various conditions precedent to the Purchase;

    NOW, THEREFORE, in consideration of the mutual promises, covenants, provisions, and representations contained herein, THE PARTIES HERETO AGREE AS
FOLLOWS:

                                  ARTICLE 1
                                THE PURCHASE

     1.1 Sale and Delivery of Common Stock. Subject to all the terms and conditions of this Agreement, the Shareholder shall transfer, convey and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the Common Stock, free and clear of all liens, claims and encumbrances except those created by this Agreement in exchange for the consideration described in this Article 1.

     1.2 Effective Date and Closing. The effective date of this transaction shall be December 31, 1999 (the "Effective Date"). The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent contained herein are complied with. The closing date shall be on or about December 29, 1999, or a soon thereafter as reasonably practicable (the "Closing").

     1.3 Purchase Price. Subject to adjustment pursuant to Section 1.4, subject to the terms of Section 1.5 and subject to all of the other terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Shareholder the amount of $1,596,400 (hereinafter referred to as the "Purchase Price").

     1.4 Adjustments. The Total Purchase Price of the Common Stock shall be defined as $1,596,400. Such amount shall be adjusted as follows:

     (a) During the three month period following the Closing, Purchaser shall have an independent auditor of its choice audit (using generally accepted accounting principles and practices; fixed assets and inventories and the balance sheet and income statement of the Company as of December 31, 1999 (the "Audit"). Such auditor shall present its audit report to Shareholder and to Purchaser. If the audit report would result in a reduction of the purchase

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price under subsection (b)  of this Section 1.4, below, and if Shareholder disagrees with any portion of the audit report which is material to any such adjustment, the Shareholder shall so notify the Purchaser in writing within five (5) days and, the parties shall attempt to resolve such disagreement through good faith bargaining. If the parties are not successful in resolving such disagreement through bargaining within seven (7) days following Shareholder's notice to Purchaser, the parties shall submit the disagreement for arbitration under Section 13.4 below.

     (b) If the Purchaser's Audit of the Company shows that the Company's shareholder's equity is less than $1,596,400 then the Total Purchase Price shall be reduced by the amount of such shareholder's equity deficiency.

     1.5 Payment of Purchase Price. The total Purchase Price shall be paid as follows:

     (a) $250,000 of the total Purchase Price shall be paid to the Shareholder, by certified or bank check or by electronic wire transfer of immediately available funds, at Closing.

     (b)  $1,100,000 shall be paid at Closing  in the form of 366,667shares of
Meteor common stock (the Meteor "Common Shares").   The Meteor Common Shares
shall be transferred, free and clear of all liens, claims and encumbrances. Any adjustments under Section 1.4 above in excess of $246,400 will result in a refund of Common Shares using a price of $3.00 per share.

     (c) $246,400 shall be paid on or before March 31, 2000, subject to any adjustments in the purchase price under Section 1.4 above.

     1.6 Option to Repurchase Meteor Common Shares. Purchaser shall have the right to repurchase all or part of the Meteor Common Shares transferred pursuant to paragraph 1.5(b) at $3.00 per share plus .77% per month for each unexercised month for eighteen months. These repurchased shares shall have antidilutive provisions.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND SHAREHOLDER

     As an inducement to the Purchaser to enter into this Agreement, the Company and the Shareholder hereby represent and warrant to Purchaser that:

     2.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of New Mexico, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2 Capital. The authorized capital stock of the Company consists of 2,500 shares common stock, no par value, of which 2,500 shares of common stock are issued and outstanding including -0- shares that are currently held in the treasury of the Company. All of the issued and outstanding shares of the Company are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating the Company, or any subsidiary to issue or to transfer from treasury additional shares of its capital stock. Except for the common stock

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outstanding, there are no other equity securities of the Company. No taxes or other payments to governmental authorities will be due from the Purchaser upon transfer of the Common Stock as contemplated by this Agreement.

     2.3 Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the Board of Directors and the shareholders of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been made available by the Company for inspection by the Purchaser. At the Closing, all of those books and records will be in the possession of the Company.

     2.4 Subsidiaries. The Company does not have any subsidiaries or own any interest in any other enterprise, except as described in Exhibit 2.4 attached hereto.

     2.5 Directors and Officers. Exhibit 2.5 to this Agreement, contains the names and titles of all directors and officers of the Company.

     2.6 Financial Statements. Exhibit 2.6 to this Agreement, includes true and complete copies of the unaudited financial statements of the Company for the fiscal periods ended December 31,1998 and 1997, together with all related notes and schedules thereto. Prior to Closing an unaudited balance sheet as of October 31, 1999, and an unaudited income statement for the fiscal year ending October 31, 1999, shall be delivered to Purchaser and be included as part of Exhibit 2.6 (both sets of financial statements are hereinafter referred to as the "The Company Financial Statements"). Except as set forth in Exhibit 2.6, the Company Financial Statements shall have been prepared in accordance with generally accepted accounting principals and practices of the United States (hereinafter referred to as "GAAP"). Exhibit 2.6 sets forth certain year-end adjustments and tailoring transactions, which will be made and entered into to facilitate this Agreement. As revised by such adjustments and tailoring transactions, the Company Financial Statements are true, accurate and complete, and fairly present the financial position of the Company as of the dates and for the periods mentioned therein.

     2.7 Absence of Undisclosed Liabilities. As of the respective dates of the Financial Statements included in Exhibit 2.6, the Company did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Financial Statements. As of the Closing Date, the Company does not have any material liabilities not disclosed in the Company Financial Statements, other than as listed on Exhibit 2.7. For purposes of this Section 2.7, a material liability shall mean a liability of $25,000 or more. Notwithstanding the definition of material liability in the preceding sentence, total undisclosed liabilities shall not exceed $50,000.

     2.8 Taxes. To the best knowledge and belief of Shareholder, within the times and in the manner prescribed by law, the Company has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable in the normal course of its business. To the best knowledge and belief of Shareholder, the provisions for taxes, if any, reflected in the Company Financial Statements, are reasonably adequate for taxes for the periods ending on the date of such financial statements and for all prior periods, whether or not disputed.


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     2.9 Compliance with Laws.  To the best of Shareholder's knowledge and belief, the Company is in compliance in all material respects with, and is not in violation of, applicable federal, state, or local statutes, laws or regulations affecting its properties or the operation of its business.

     2.10 Litigation. Except as shown on Exhibit 2.10 attached hereto, (1) the Company is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending or threatened against or affecting the Company or its business, assets or financial condition (hereinafter referred to as "Actions"); (2) the Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to them; (3) the Company is not engaged in any lawsuits to recover monies due to it.

     2.11 Authority. The Board of Directors of the Company has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and the Company and Shareholder have full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Company and Shareholder, and is enforceable in accordance with its terms.

     2.12 Ability to Carry Out Obligations. To the best of the Shareholder's knowledge and belief and except as shown on Exhibit 2.12 attached hereto, the execution and delivery of this Agreement by the Company and Shareholder and the performance by the Company and Shareholder of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate such agreement or instrument or to accelerate the maturity of any indebtedness or other obligation of the Company, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company. Purchaser understands, as hereinafter set forth, upon Closing Shareholder intends and is entitled to withdraw and cancel any guaranties executed by it to suppliers and banks. The withdrawal and cancellation of such guaranties by Shareholder, as here in above and here in after referred to shall not constitute any breach or violation of this Agreement by the Company or Shareholder.

     2.13 Validity of The Company Shares. The shares of the Company Common stock to be delivered to Purchaser pursuant to this Agreement, when transferred in accordance with the provisions of this Agreement, will be duly authorized validly issued, fully paid and non-assessable; and free and clear of all liens, claims and encumbrances.

     2.14 Assets. The Company has good and marketable and insurable title to all its property and such property is not subject to any liens, claims and/or encumbrances other than disclosed in Exhibit 2.6. Exhibit 2.14 hereto lists all plant property and equipment of the Company with a value of $ 10,000.

     2.15 Material Contracts. Exhibit 2.15 lists each material contract and agreement of the Company (such contracts and agreements listed, being collectively referred to as "Material Contracts"). The Company has delivered, or will deliver on or about the time of execution of this Agreement, to the Purchaser correct and complete copies of all Material Contracts.

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     2.16 Trade Names and Rights.  Except as set forth in Exhibit 2.16 attached hereto, the Company owns all trademarks, service marks, trade names, and copyrights required in its business. A list of trademarks, service marks, trade names and copyrights owned by the Company is included in Exhibit 2.16. No other person or entity owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or material in connection with the present or contemplated operations of the Company's business.

     2.17 Employees. There are, except as disclosed in Exhibit 2.17 attached hereto, no collective bargaining, bonus, profit sharing, severance, indemnification, compensation or other agreements, trusts, funds, plans or arrangements maintained by the Company or any subsidiary of the Company for the benefit of its directors, officers or employees, and there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between any of the foregoing and the Company. The Company's employee handbook or manual and a complete description of all employee benefits, is included as part of Exhibit 2.17 as of the effective date. All of the Company's employees are at-will employees who have no rights to severance pay.

     2.18 Accounts Receivable. Except as covered by any allowance for doubtful accounts booked in the normal course of business in the Company Financial Statements, all accounts receivable of the Company, including those created between the date of the Financial Statements and the Closing, represent transactions in the ordinary course of business, and are current and collectible in the ordinary course of business in the amounts recorded on the Books of the Company.

     2.19 Inventories. All inventories of the Company as of October 31, 1999 (to be updated at Closing as of the Effective Date), a complete list of which is attached hereto as Exhibit 2.19, whether or not reflected in the Company Financial Statements, are of a quality and quantity usable and salable in the ordinary course of business and comply in all material respects with applicable standards and regulations of governmental authorities.

     2.20 Accounts Payable. The accounts payable reflected on the Company Financial Statements, and those reflected on the books of the Company at the time of the Effective Date will, reflect all amounts owed by the Company in respect of trade accounts due and other payables.

     2.21 Insurance. The Company has insurance policies in full force and effect which provide for coverages which are usual and customary in its business as to amount and scope, and are adequate to protect the Company against any reasonably foreseeable risk of loss. Such policies will not remain in full force and effect subsequent to Closing. Exhibit 2.21 attached hereto identifies each of the Company's insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent, and period through which the policy is paid up and other relevant information as to each.

     2.22 Title to and Utilization of Properties. Exhibit 2.22 attached hereto lists all of the Company owned and leased properties. Except as disclosed on Exhibit 2.22, the Company owns fee simple, insured title to all real property owned by it and has the unbridled fight to use the same, and is not aware of any claim, notice or threat to the effect that its fight to own and use such property is subject in any way to any challenge, claim, assertion

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of rights, proceedings toward condemnation or confiscation in whole or in part, or is otherwise subject to challenge. The Company has valid leases on its leased properties and the expiration dates of such leases are disclosed on
Exhibit 2.22.

     2.23 Facilities. To Shareholder's best knowledge and belief, the Company facilities are (as to physical plant and structure) structurally sound and none of its facilities, nor any of the vehicles or other equipment used by The Company in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being put. None of such plants, structures, or equipment is in need of maintenance and repairs except ordinary
routine maintenance and repairs.   Purchaser acknowledges that its
representatives have inspected such facilities and have found them to be sound and free of obvious defects.

     2.24 Environmental and Other Permits and Licenses, Related Matters.

     (a) To Shareholder's best knowledge and belief, the Company currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of governmental authorities (collectively, "PERMITS"), including, without limitation, environmental permits, necessary for the current use, occupancy and operation of each asset and property of the Company and the conduct of its business, and all such permits and environmental permits are in full force and effect. Neither the Company nor any of the Shareholder has received any notice from any governmental authority revoking, canceling, rescinding, materially modifying or refusing to renew any permit or environmental permit or providing written notice of violations under any environmental law which have not been resolved. The Company is in all material respects in compliance with the permits and all applicable Environmental Laws. Exhibit 2.24(a) identifies all permits that will require the consent of any governmental authority to consummate the transactions contemplated by this Agreement.

     (b) To Shareholder's best knowledge and belief, all equipment owned or used by the Company, including, but not limited to above ground storage tanks, underground storage tanks, and piping associated with such tanks, is in substantial compliance with all applicable Permits and Environmental Laws including the Federal and State 1998 underground storage tank requirements, and can be operated in the ordinary course of business in substantial compliance with all applicable Permits and Environmental Laws.

     (c) Except as disclosed in Exhibit 2.24(a): (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from (other than petroleum products handled, stored or transported in the normal course of business), or released on any owned real property or leased real property by the Company, and the Company and its Shareholder are unaware of any such generation, use, treatment, handling, storage, transportation, or release by any other person or entity, including but not limited to any predecessor in interest; (ii) the Company has reported all Releases of Hazardous Material in accordance with Environmental Laws; (iii) the Company has not Released any Hazardous Materials, and is not responsible or liable for any Release of Hazardous Materials, which must be remediated under applicable Environmental Law (including, but not limited to, any Release which results in the presence of Hazardous Materials in the environment in quantities or amounts that exceed remediation action levels specified by regulation or by governmental policy or guideline) or that any person or entity or governmental

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authority has requested or required to be remediated; (iv) the Company has disposed of all wastes, including those containing Hazardous Materials, in material compliance with all applicable Environmental Laws and environmental permits; (v) there are no past, pending or threatened Environmental claims against the Company or any of its assets or properties; (vi) the Company has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any environmental claim; and (vii) neither the Company nor any governmental authority is conducting any remediation on or related to the owned real property, the leased real property or the business of the Company.

     (d) To Shareholder's best knowledge and belief, Exhibit 2.24(d) sets forth the age, contents or former contents of any storage tanks located on the premises owned or operated by the Company. Except as set forth in Exhibit 2.24(d) the Company has not owned or operated any underground storage tanks as defined in the Resource Conservation and Recovery Act ("RCRA"). Except as set forth in. Exhibit 2.24(d), all tanks and pipes pertinent thereto are presently and have been in the past in good condition and tight.

     (e) To the best knowledge and belief of Shareholder, there are no wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters located on the premises currently or previously owned or operated by the Company. Neither the Company nor any third parties have disposed of or buried any wastes, drums or containers on, in or under the ground or any surface waters located on the premises owned or operated by the Company. Neither the Company nor any party acting on behalf of the Company disposed of or buried, or arranged to dispose of or bury, any waste, drums or containers in or on the premises of a third party other than those pursuant to and in compliance with RCRA.

     (f) Certain capitalized terms used in this Section 2.24 are defined as follows:

     Hazardous Materials - means (a) oil, petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any governmental authority.

     Environmental Laws - means any law including but not limited to any federal, state, local, law, ordinance, regulation or rule now in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. SS 6901 et seq.; the Clean Water Act, 33 U.S.C. SS 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. SS 2601 et seq.; the Clean Air Act, 42 U.S.C. SS 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. SS 300f et seq.; the Atomic Energy Act, 42 U.S.C. SS 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. SS 136 et seq.; and the Federal Food, Drug and

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Cosmetic Act, 21 U.S.C. SS 301 et seq. and the state or local equivalents of these laws.

     Release - means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land, water or air or otherwise entering into the environment.

     2.25 Customers and Suppliers. Exhibit 2.25 lists all major customers and suppliers which are material to the financial condition or operations of the Company. Since October 31,1998, except as disclosed in Exhibit 2.25, there has been no adverse change in the business relationship of the Company with any such customer or supplier. It is understood and agreed that "material" customers and suppliers provided for in this section are defined as customers purchasing product from the Company in excess of $10,000 per year, and suppliers providing supplies and merchandise to the Company in the amount of $10,000 per year.

     2.26 Bank Accounts. Exhibit 2.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains current accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to the Company and the Shareholder to enter into this Agreement, the Purchaser represents and warrants to the Company and Shareholder that:

     3.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the law of California, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states were its business requires qualification.

     3.2 Capital. As of the date of this Agreement, the authorized capital stock of Purchaser consists of 150,000,000 shares of $.001 par value Common Stock of which 1,000,000 shares of Common Stock are currently issued and outstanding, and 10,000,000 shares of preferred stock $1.00 par value are authorized of which 292,947 shares are currently outstanding. All of the issued and outstanding shares of Purchaser are duly and validly issued, fully paid and non-assessable.

     3.3 Authority. The Board of Directors of Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions.

     3.4 Ability to Carry Out Obligations. Except as described in Exhibit 3.4, the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be

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bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

     3.5 Directors and Officers. Exhibit 3.5 of this Agreement contains the names and titles of all directors and officers of Purchaser.

     3.6 Other information. None of the information and documents which have been furnished or made available by the Purchaser or any of its representatives to Seller or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatement of fact or omits any material fact necessary to be stated in order to make the statements and information therein not misleading.

                                  ARTICLE 4
                                  COVENANTS

     4.1 Investigative Rights. The Company shall provide to Purchaser, and its counsel, accountants, auditors, and other authorized representatives, reasonable access to all of the Company's properties, books, contracts, commitments, and records for the purpose of examining the same. The Company shall furnish Purchaser with all information concerning its affairs as Purchaser may reasonably request. Without in any manner reducing or otherwise mitigating the representations contained herein, Purchaser and/or its representatives shall have the opportunity to meet with accountants to discuss the financial condition of the Company.

     4.2 Indemnification of the Company and Shareholder. Purchaser shall be liable for and shall indemnify, defend and hold the Company and the Shareholder and its officers, directors, affiliates, agents and the Shareholder harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Company or Purchaser subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

     4.3 Indemnification of Purchaser. The Company and Shareholder shall be liable for and shall agree to indemnify, defend and hold Purchaser and its officers, directors, affiliates and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which result from or relate to any breach of, or failure by the Company to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule, certificate or other instrument furnished or to be furnished by the Company or Shareholder under this Agreement.



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     4.4  Accounts Payable.  With regard to all accounts payable and accrued taxes as of the Effective Date, Purchaser will cause such amounts to be paid according to the payment plan and/or requirements of the creditor or taxing authority, without extension, delinquency or other material deviation from the payment term and plan. Purchaser shall, within fifteen (15) days after Closing, arrange for the release of Shareholder and other key employees of the Company from personal guarantees relating to the business of the Company.

     4.5 Shareholder's Cooperation After the Closing, Further Action. At any, time and from time to time after the Closing, the Shareholder shall execute and deliver to the Purchaser such other instruments and take such other actions as the Purchaser may reasonably request more effectively to vest title to the Shares in the Purchaser and, to the full extent permitted by law, to put the Purchaser in actual possession and operating control of the Company and its assets, properties and the business. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

                                ARTICLE 5
            CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

     5.1 Conditions. Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition or any of Purchaser's other rights or remedies, at law or in equity, if the Company and Shareholder shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Company and Shareholder in this Agreement or in any written statement that shall be delivered to Purchaser by the Company under this Agreement shall be true and accurate when made and on and as of the Closing Date with the same force and affect as if made at the Closing.

     5.3 Performance. Purchaser shall be reasonably satisfied that the Company and Shareholder shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

     5.5 Directors of the Company. Effective on the Closing Date the Board of Directors of the Company shall be reorganized and be made up of four individuals named by Purchaser.

     5.6 Closing Documents. The Company and the Shareholder shall be prepared to deliver the closing documents set forth in Article 6 of this Agreement.

     5.7 Officer's Certificate. The Company shall have delivered to Purchaser a certificate, dated the Closing Date, and signed by the President of the Company, certifying that each of the special conditions specified in Sections 6.2 hereof have been fulfilled.

                                 ARTICLE 6
                    CONDITIONS PRECEDENT TO THE COMPANY'S
                        AND SHAREHOLDER'S PERFORMANCE

     6.1 Conditions. The Company's and Shareholder's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. The Company and Shareholder may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Company and Shareholder of any other condition of or any of the Company's or Shareholder's rights or remedies, at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to the Company and/or Shareholder by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     (a) The Company shall deliver a signed Consent or Minutes of the Directors of the Company approving this Agreement. Such Minutes shall be certified by an officer of the Company.

     (b) Each party shall deliver such other documents or information required to be furnished by Closing pursuant to this Agreement.

                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1 Captions and Headings. The Article and paragraph/section headings through this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     7.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     7.3 Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     7.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     7.5 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado.

     7.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Purchaser:     CAPCO ENERGY, INC.
               2922 CHAPMAN AVENUE, SUITE 202
               ORANGE, CA 92869
               ATTENTION: IMRAN, JATTALA, VICE PRESIDENT


Shareholder:   METEOR INDUSTRIES, INC.
               1401 BLAKE STREET, SUITE 200
               DENVER, COLORADO 80202


The Company:   METEOR STORES, INC.
               1401 BLAKE STREET, SUITE 200
               DENVER, CO 80202

     7.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     7.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     7.10 Brokers. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker, finder or person.

     7.11 Announcements. Purchaser, Shareholder and the Company will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Nevertheless, the parties agree that the Purchaser or an affiliate of the Purchaser may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with applicable securities laws or the rules and regulations of the NASDAQ, including a press release following the execution of this Agreement.

     7.12 Expenses. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expenses incurred by Shareholder, in connection with this transaction, shall be paid by the Shareholder. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

     7.13 Survival of Representations and Warranties. Except as otherwise provided in this Section 9.13, the representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing for a period of one year irrespective of any investigation made by or on behalf of any party.

     7.14 Assignment. This Agreement may not be assigned by operation of Law or otherwise by the Shareholder, the Company or the Purchaser.

     AGREED TO AND ACCEPTED as of the date first above written.

PURCHASER: CAPCO ENERGY, INC.           SHAREHOLDER: METEOR INDUSTRIES, INC.

    /s/ Ilyas Chaudhary                 /s/ Dennis R. Staal, Director
By ____________________________         ________________________________


SELLER: METEOR STORES, INC.

   /s/ Paul W. Greaves, President
By ______________________________

                               Exhibit 2.4

                               SUBSIDIARIES


     Hatch Pyramid LLC
     Socorro Pyramid LLC
     Meteor Properties of Colorado LLC


                               Exhibit 2.5

                   DIRECTORS AND OFFICERS OF THE COMPANY



     Paul W. Greaves          President, Director

     Richard E. Kisser        Secretary/Treasurer, Director

     Edward J. Names          Director


                              Exhibit 2.6

                         FINANCIAL STATEMENTS

    See attached.


                               Exhibit 2.7

                         UNDISCLOSED LIABILITIES



Conoco upgrades contingent liability for approximately $650,000. Requires purchase of Conoco products.


                               Exhibit 2.10

                                LITIGATION

None.


                               Exhibit  2.12

                    ABILITY TO CARRY OUT OBLIGATIONS

This transaction will require the consent of Norwest Bank. Consent has been requested and will be obtained before the audit adjustment period.

                               Exhibit 2.14

                                  ASSETS


See attached.


                               Exhibit 2.15

                             MATERIAL CONTRACTS


 -    Hillco, Inc. Lease

 -    Graves Oil & Butane Co., Inc. Lease
      1.   551 E. Main, Farmington, NM (#144)
      2.   761 S. Miller, Farmington, NM (#143)
      3.   1721 E. 20th Avenue, Farmington, NM (#141)
      4.   191 Alameda, NW, Albuquerque, NM  (#121)

 -    Limited Liability Lease
      1.   9160 Coors NW, Albuquerque, NM (#122) - Coors Pyramid LLC
      2.   603 Franklin, Hatch, NM (#103) - Hatch Pyramid LLC
      3.   3920 Bloomfield Highway, Farmington, NM (#142) - Bloomfield Pyramid
           LLC
      4.   105 . Main, Ft. Morgan, CO  (#303) - Meteor Carroll, LLC
      5.   530 W. Platte, Ft. Morgan, CO (#304 - Mustangs) -
           Meteor Properties of Colorado LLC
      6. 321 East 8th Avenue, Yuma, CO (#306 - Threshers) - Meteor Properties of Colorado LLC
      7. 1113 W. Edison, Brush, CO (#305 - Diggers) - Meteor Properties of Colorado LLC

  -    Meteor Marketing, Inc. Supply Agreement

(SEE ATTACHED)


                               Exhibit 2.16

                           TRADE NAMES AND RIGHTS


      Conoco, Inc.
      Phillips 66
      Diamond Shamrock
      Sinclair
      Frontier

                          Exhibit 2.17

                            EMPLOYEES

      See attached.

                               Exhibit 2.19

                               INVENTORIES


See Attached.



                               Exhibit 2.21

                                INSURANCE

See attached.


                                Exhibit 2.22

                  TITLE TO AND UTILIZATION OF PROPERTIES


See Attached.


                                Exhibit 2.24

                ENVIRONMENTAL AND OTHER PERMITS AND LICENSES

2.24(a)        Environmental and Other Permits and Licenses

2.24(b)        Environmental and Other Permits and Licenses; Related Matters

2.24(d) Age, Contents or Former Contents of Any Storage Tanks Located on Premises Owned or Operated by Company


                                Exhibit 2.25

                         CUSTOMERS AND SUPPLIERS LISTS


 See attached.


                                Exhibit 2.26

                                BANK ACCOUNTS

See attached.


                                 Exhibit 3.4

                       ABILITY TO CARRY OUT OBLIGATIONS

 None.

                                Exhibit 3.5

                    DIRECTORS AND OFFICERS OF  PURCHASER

                            AMENDMENT TO AGREEMENT

      This Amendment to that certain Agreement, made the 31st day of December, 1999, which was entered into by and among Meteor Industries, Inc. and Capco Energy, Inc. and Meteor Stores, Inc. is made this 8th day of February, 2000.

First: Article 1.4(b) shall be deleted in its entirety and replaced by the following:

         (b) The Purchase Price shall be adjusted downward by the tax affected operating loss of the Company for November and December of 1999. No Audit adjustments to the Company's balance sheet or pro forma balance sheet included in Exhibit 2.6 shall result in a Purchase Price adjustment.

Second:  Section 1.5(b) of the Agreement is amended to read as follows:

         1.5 $1,250,000 shall be paid at Closing in the form of a note. The note shall bear interest of 9.25%. Payments on the note shall be interest
only during calendar year 2000.   The remaining payments on the note will be
calculated based on a ten-year amortization, with a balloon payment of the unpaid principal balance on December 31, 2001. The first payment will be due on April1, 2000. The note shall be secured by all of the outstanding shares of Meteor Stores, Inc. and 210,000 shares of common stock of Meteor Indus-tries, Inc. The payments can either be made in cash or in shares of Meteor Industries, Inc. common stock valued for note payment purposes at $3.00 per share. Any adjustment under Section 1.4 in excess of $96,400 will result in a reduction of the note.

Third:   Section 1.6 shall be deleted in its entirety.

Fourth:  Exhibit 2.15 is amended to include the following disclosures:

         a. Limited Liability Lease No. 1 (Coors Road #8) is an operating agreement instead of a lease and such operating agreement shall stay in effect until such time as the other LLC interest holders are bought out. (See Coors Pyramid LLC agreement)

         b. Limited Liability Lease No. 2 is canceled and the Hatch store is to be operated pursuant to the LLC agreement

         c.  Limited Liability leases Nos. 5,  6, 7 expire on January 31,
             2000.

         d. Leases for the Byers and Simla locations are hereby added to the list and are attached.

         e. The CFN Agreement , the Cardlock Agreement and updated Product Sales Agreement attached are hereby added to Exhibit 2.15

         f. Meteor Marketing, Inc. will continue to occupy the Las Cruces Bulk Plant and warehouse at the rate of $2,500 per month until a new Operator/Tenant can be found.


         g. The two LLC agreements (Hatch and Coors) are hereby added as part of Exhibit 2.15 and attached hereto.

         h. The liquor license between El Boracho and Meteor Stores, Inc. is hereby added as an additional exhibit and attached hereto.

         i. The sublease with Coastal Transport regarding the 4208 S. Broadway warehouse shall be added as part of Exhibit 2.15 and is attached hereto.

         j. McLanes and ATM agreements shall be added as part of 2.15 and are attached hereto.

     Exhibit 2.24 is amended as follows:

         a. Additional updated Environmental Status Reports relating to the following properties are hereby added to Exhibit 2.24 and are attached hereto.

              1.  761 S. Miller, Farmington
              2.  No. 3 at 20th Street, Farmington
              3.  Lohman St., Las Cruces
              4.  Byers, Colorado Store
              5.  Simla, Colorado Store
              6.  Quik Chek , Las Cruces
              7.  Elks Store, Las Cruces

         b. New automatic tank gauging systems are being installed at the 2nd and Alameda , Albuquerque location and the Deming, New Mexico locations. This shall be accomplished and paid for by Meteor Industries, Inc. by March, 2000.

Fifth: Exhibit 2.22 shall be amended by adding a list of all Company leases and identifying the Lessor, the present monthly rental payments, the expiration dates and other relevant data. Such list is attached hereto and shall include Fort Morgan location.

Agreed to and accepted as of the date first above written.

PURCHASER: CAPCO ENERGY, INC.            SHAREHOLDER: METEOR INDUSTRIES, INC.

     /signed/ Imran Jattala                  /signed/ Edward J. Names
By:___________________________________   By:__________________________________


COMPANY: METEOR STORES, INC.

    /signed/ Imran Jattala
By:___________________________________








                                      2